SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005 (Feb 3, 2005)
                                                  ------------------------------

                              COMFORCE Corporation
                              --------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-6081                   36-2262248
          --------                       ------                   ----------
(State or other jurisdiction        (Commission File            (IRS Employer
      of incorporation)                  Number)             Identification No.)


415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York             11797
-----------------------------------------------------------             -----
          (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:      (516) 437-3300
                                                         --------------

           -----------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

     On February 3, 2005, the Company's Revolving Credit and Security Agreement with PNC Bank, National Association, as a lender and administrative agent, was amended to increase the maximum borrowings under the facility from $75.0 million to $85.0 million. Permitted borrowings continue to be based, generally, on 85.0% of the Company's accounts receivable aged 90 days or less, subject to specified limitations and exceptions.




Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1 Amendment No. 3 to Revolving Credit and Security Agreement dated as of February 3, 2005 among the Company and certain of its operating subsidiaries, as borrowers, and PNC Bank, National Association, as agent and lender, and other participating lenders.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


COMFORCE Corporation



By: /s/ Harry V. Maccarrone
    ----------------------------------------------------
    Harry V. Maccarrone
    Executive Vice President and Chief Financial Officer


Dated: February 9, 2005




                                  EXHIBIT INDEX

Item      Description
----      -----------

10.1 Amendment No. 3 to Revolving Credit and Security Agreement dated as of February 3, 2005 among the Company and certain of its operating subsidiaries, as borrowers, and PNC Bank, National Association, as agent and lender, and other participating lenders.